UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Blucora, inc.
(Name of Registrant as Specified in Its Charter)

ANCORA CATALYST INSTITUTIONAL, LP

ANCORA CATALYST, LP

ANCORA MERLIN INSTITUTIONAL, LP

ANCORA MERLIN, LP

ANCORA ALTERNATIVES LLC

ANCORA ADVISORS, LLC

ANCORA FAMILY WEALTH ADVISORS, LLC

THE ANCORA GROUP INC.

INVERNESS HOLDINGS LLC

ANCORA HOLDINGS INC.

FREDERICK D. DISANTO

CINDY SCHULZE FLYNN

ROBERT D. MACKINLAY

KIMBERLY SMITH SPACEK

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Ancora Catalyst Institutional, LP, together with the other participants named herein (collectively, “Ancora”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 annual meeting of stockholders of Blucora, Inc., a Delaware corporation (the “Company”).

Item 1: On March 26, 2021, Ancora issued the following press release and delivered the following letter to the Company’s stockholders:

Ancora Issues Important Letter to Blucora Stockholders

Encourages Stockholders to Avoid Being Misled by Any Reactionary Promises Made by Blucora Regarding a Fresh Strategy and New Synergy Targets

Highlights Years of Company Statements Pertaining to the Pursuit of Elusive Synergies

Questions Whether the Board and Management are Economically Incentivized to Maintain a Bigger, Bloated Holding Company Model Rather Than a Focused, Streamlined Business

Urges Stockholders to Visit www.ABetterBlucora.com and Vote on the WHITE Proxy Card to Elect Ancora’s Four-Member Slate

CLEVELAND--(BUSINESS WIRE)--Ancora Holdings, Inc. (together with its affiliates, “Ancora”), which collectively with the other participants in its solicitation beneficially owns approximately 3.4% of the outstanding common stock of Blucora, Inc. (NASDAQ: BCOR) (“Blucora” or the “Company”), today issued the below letter to stockholders regarding the Company’s ineffective strategy during the six-year directorship and 14-month executive tenure of Chief Executive Officer Chris Walters.

As a reminder, Ancora is seeking to elect Frederick D. DiSanto, Cindy Schulze Flynn, Robert D. MacKinlay and Kimberly Smith Spacek to Blucora’s ten-member Board of Directors at the Company’s Annual Meeting of Stockholders on April 21, 2021. Ancora urges Blucora’s stockholders and stakeholders to visit www.ABetterBlucora.com to obtain important information, including instructions for how to vote on the WHITE Proxy Card to elect our four-member slate.

***

March 26, 2021

Fellow Stockholders,

Ancora Holdings, Inc. (together with its affiliates, “Ancora”) anticipates that you will soon begin to hear a great deal from Blucora, Inc. (“Blucora” or the “Company”) and its Board of Directors (the “Board”) about the viability of management’s new strategy. We expect Blucora’s high-priced external advisors will produce a presentation or whitepaper that lays out anticipated synergies and strategic targets that support the incumbents’ preferred path forward. Furthermore, we suspect the Company will paint a rosy picture of enduring value creation that is just over the horizon – all while wrongfully accusing Ancora of being a short-term investor and minimizing our director candidates’ strong, relevant expertise. We encourage you to see through this type of smokescreen and focus on the facts.

As this election contest plays out, it is becoming increasingly clear to us that the Board will do and say just about anything to keep Ancora’s minority slate of director candidates out of the boardroom. Since Ancora has no interest in delving into the proverbial gutter, we are refraining from opening up a debate right now about the incumbents’ scorched-earth tactics. We simply want stockholders to focus on whether our four director candidates have the professional qualifications to help this seemingly insular Board develop a credible long-term strategy and install a culture of accountability, incentivization and integrity.

It is important to reiterate once again that Ancora was forced to initiate an election contest at Blucora. Although we spent much of the past winter trying to have a productive private dialogue with leadership, our concerns regarding the Company’s perpetually elusive synergies and ineffective, six-year-old strategy were dismissed. No independent member of the Board even joined in the discussions and no good faith resolution was ever proposed. Once we recognized that the Company’s leaders were either unwilling or unable to address the challenges at hand, including the alarming exodus of Avantax financial professionals, we had no choice other than to pursue boardroom change.

WE URGE STOCKHOLDERS TO AVOID BEING MISLED BY BLUCORA’S PROMISE OF A NEW STRATEGY

For several years, Blucora has been focused on the same wealth management and tax preparation business model it now calls new:

•	In October 2015, when current Chief Executive Officer Chris Walters and incumbent director Mary Zappone were on the Board, the Company called its acquisition of HD Vest Financial Services a “[t]ransformative acquisition that is attractive, synergistic with TaxACT and consistent with our stated strategy.”[1]

•	In March 2016, when Mr. Walters and Ms. Zappone were on the Board, former Chief Executive Officer John Clendening noted “the unique strengths and synergy opportunities of [the Company’s] two businesses.”[2]

•	In February 2017, when Mr. Walters and Ms. Zappone were on the Board, former Chief Executive Officer John Clendening labeled the Company “a simplified, streamlined and synergistic business.”[3]

•	In October 2017, when Mr. Walters and a majority of the directors Ancora is seeking to remove were on the Board, leadership claimed to have conducted a “comprehensive strategic planning process” and “outlined the near-term objectives that will allow us to best leverage our unique business model.”[4]

•	In October 2018, when Mr. Walters and all four of the directors Ancora is seeking to remove were on the Board, leadership said the Company was “well positioned to continue our growth trajectory as we transform these two great companies for our customers and continue to challenge the industry with tax-smart innovation.”[5]

•	In January 2020, when Mr. Walters and all four of the directors Ancora is seeking to remove were on the Board, leadership noted the acquisition of HK Financial Services “reinforces Blucora’s strategy of delivering tax-advantaged wealth management solutions to advisors and end-clients.”[6]

•	During the second quarter earnings call for fiscal year 2020, Mr. Walters reinforced “we have locked in on our strategy” and “[t]here aren't further refinements in the strategy to come.”[7]

It should be abundantly clear that the Board and Mr. Walters have had ample time – over several years – to make their strategy work. Unfortunately, Blucora’s negative returns and long-term underperformance relative to various peers reinforce that pairing a wealth management business and a TurboTax-like preparation business is very likely the wrong strategy. We firmly believe this is why Avantax financial professionals continue to flee and TaxAct filings stagnated well prior to the COVID-19 pandemic. To put an even finer point on our position, Blucora’s stock is down nearly 35% since the “comprehensive strategic planning process” that took place three-and-a-half years ago – a period in which Steven Aldrich, Georganne Proctor, Mr. Walters and Ms. Zappone were on the Board.8

1 Company filing/presentation dated October 14, 2015. Emphasis added by Ancora.

2 Company filing/press release dated March 15, 2016. Emphasis added by Ancora.

3 Company filing/press release dated February 16, 2017. Emphasis added by Ancora.

4 Company filing/press release dated October 26, 2017. Emphasis added by Ancora.

5 Company filing/press release dated October 31, 2018. Emphasis added by Ancora.

6 Company filing/press release dated January 7, 2020. Emphasis added by Ancora.

7 Company earnings call on August 5, 2020. Emphasis added by Ancora.

8 Reflects the period of October 26, 2017 through December 31, 2020.

In our view, stockholders need to take into account the Company’s past statements and this important historical context when considering any new pledges. Stockholders should also question whether pairing Avantax and TaxAct is simply a byproduct of the Board rushing to utilize the Company’s Net Operating Loss benefits. That would be an unacceptable rationale.

WE URGE STOCKHOLDERS TO CONSIDER WHY THE BOARD AND MR. WALTERS MAY BE COMMITTED TO A FLAWED STRATEGY

Ancora is extremely concerned that the Board may be incentivized to continue pursuing a strategy that supports excessive corporate overhead and justifies inflated compensation for leadership. In 2020, Blucora’s eight independent Board members received approximately $2 million dollars in compensation, which we deem an excessive sum for a floundering small cap entity that suffered sizable stock price declines for the year. We question why Blucora’s annual director fees are meaningfully higher than larger peers, such as Focus Financial Partners (NASDAQ: FOCS) and Waddell & Reed Financial (NYSE: WDR), who have outperformed the Company and found paths to delivering positive returns for stockholders over multiple horizons.

We are equally concerned by Mr. Walters’ apparent misalignment with stockholders. Not only did Mr. Walters earn an astounding $8.1 million during the height of the pandemic in 2020, but he was paid far more than his predecessor and the vast majority of peers (including the Chief Executive Officers at high-performing companies). From our vantage point, he appears highly-incentivized to maintain a bigger, bloated Blucora rather than a focused, streamlined Company. Please see below:

Company	Current Market Cap	Compensation for Chief Executive*	Stockholder Return Under Chief Executive**
Blucora	~$780 Million	$8,157,442	(29%)
	Wealth	Peers
BrightSphere Investment Group, Inc.	~$1.54 Billion	$3,332,200 (or ~59% less than Mr. Walters)	94.65%
Envestnet, Inc.	~$3.97 Billion	$4,104,970 (or ~50% less than Mr. Walters)	46.53%
Focus Financial Partners, Inc.	~$3.17 Billion	$6,814,831 (or ~17% less than Mr. Walters)	15.55%
Virtus Investment Partners, Inc.	~$1.78 Billion	$7,314,000 (or ~10% less than Mr. Walters)	1,966.67%
Waddell & Reed Financial, Inc.	~$1.56 Billion	$1,926,810 (or ~76% less than Mr. Walters)	87.37%
	Tax	Peers
H&R Block, Inc.	~$3.73 Billion	$6,921,199 (or ~15% less than Mr. Walters)	23.44%
Intuit Inc.	~$101.98 Billion	$20,324,211 (or 149% more than Mr. Walters)	98.37%

Source: Bloomberg; company filings via the U.S. Securities and Exchange Commission.

* Reflects total Chief Executive Officer compensation for the past full fiscal year disclosed by each company as of March 25, 2021.

** Total return calculations begin on the date of the Chief Executive Officer’s appointment and run through December 31, 2020.

In addition, Mr. Walters earned more compensation in 2020 than LPL Financial Chief Executive Officer Dan Arnold. We contend that investors familiar with the wealth management sector will be confounded by the fact that Mr. Walters received nearly 10% more in compensation than the leader of LPL Financial, a successful company with a current market capitalization that is more than 11x the size of Blucora. We question why Mr. Arnold was able to accept a pay reduction in 2020, but Mr. Walters received compensation in excess of his predecessor and most of his peers.

WE URGE STOCKHOLDERS TO VOTE TO REFRESH THE BOARD WITH QUALIFIED FINANCIAL SERVICES EXPERTS CAPABLE OF OBJECTIVELY ASSESSING BLUCORA’S STRATEGY

In advance of Blucora trying to re-write history and repackage an old strategy in a new wrapper, we believe stockholders should take into account the Company’s past statements and leadership’s compensation structure. We also feel stockholders should take note of the fact that we are not aware of any other public company board of directors that has tried to tie a strategy to a business-to-business wealth management division and a consumer-oriented tax software division.

We feel any attempts by Blucora to rush out fresh details on prospective synergies during this election contest – after we requested this information months ago – should be viewed for what it is: a reactionary ploy. If the Board and Mr. Walters want to turn over a new leaf and restore stockholder confidence, they should immediately reengage with us to present a credible, consensual resolution framework and subsequently undertake a strategic review of the TaxAct business. We firmly believe that failing to take these steps will put long-term value at risk and further undermine the seemingly fractured relationship between Blucora and disillusioned Avantax financial professionals.

Once again, we thank you for your feedback and ongoing engagement with Ancora and its nominees in recent weeks. Although the Company is trying to turn this into a low-road contest, please trust that our director candidates will put this campaign behind them and work collegially with the incumbents upon entering the boardroom. We hope the prospect of help being on the way is a welcomed sign to all of Blucora’s stakeholders.

Sincerely,

Frederick D. DiSanto
Chairman and Chief Executive Officer
Ancora Holdings, Inc.

***

About Ancora

Ancora Holdings, Inc. is an employee owned, Cleveland, Ohio based holding company which wholly owns four separate and distinct SEC Registered Investment Advisers and a broker dealer. Ancora Advisors LLC specializes in customized portfolio management for individual investors, high net worth investors, investment companies (mutual funds), and institutions such as pension/profit sharing plans, corporations, charitable & “Not-for Profit” organizations, and unions. Ancora Family Wealth Advisors, LLC is a leading, regional investment and wealth advisor managing assets on behalf families and high net-worth individuals. Ancora Alternatives LLC specializes in pooled investments (hedge funds/investment limited partnerships). Ancora Retirement Plan Advisors, Inc. specializes in providing non-discretionary investment guidance for small and midsize employer sponsored retirement plans. Inverness Securities, LLC is a FINRA registered Broker Dealer.

Contacts

For Investors:

Ancora Alternatives

James Chadwick

(216) 593-5048

jchadwick@ancora.net

Saratoga Proxy Consulting LLC
John Ferguson / Joe Mills, 212-257-1311

jferguson@saratogaproxy.com / jmills@saratogaproxy.com

For Media:

Profile
Greg Marose / Charlotte Kiaie, 347-343-2999
gmarose@profileadvisors.com / ckiaie@profileadvisors.com

Item 2: On March 26, 2021, the following materials were posted by Ancora to www.ABetterBlucora.com:

A BETTER BLUCORA

HOME CASE FOR CHANGE DIRECTOR CANDIDATES RESOURCES CONTACT HOW TO VOTE

Resources

Important Materials

Ancora Issues Important Letter to Blucora Stockholders | March 26, 2021

Letter to Blucora Stockholders: Ancora Director Candidate Q&As | March 22, 2021

Ancora Releases Q&As With its Four Director Candidates Standing for Election at Blucora's Upcoming Annual Meeting | March 22, 2021

Ancora Issues Open Letter to Advisors Affiliated With Blucora's Avantax Business | March 17, 2021

Ancora Files Proxy Supplement | March 10, 2021

Letter to Blucora Stockholders | March 10, 2021

Ancora Files Definitive Proxy Statement and Sends Letter to Blucora Stockholders | March 10, 2021

Ancora Nominates Four Highly-Qualified Candidates for Election to the Board of Blucora, Inc. | February 25, 2021

Ancora Sends Letter to Stockholders of Blucora, Inc. | February 25, 2021

Recent News Coverage

A BETTER
BLUCORA

HOME CASE FOR CHANGE DIRECTOR CANDIDATES RESOURCES CONTACT HOW TO VOTE

Ancora Sends Letter to Stockholders of Blucora, Inc. | February 25, 2021

Recent News Coverage

Charges fly as $8 billion RIA tries to upend $83 billion Blucora board alleging mismanagement | *RIABiz* | March 24, 2021

Rare Proxy Fight Erupts in Independent Firm Universe | *AdvisorHub* | March 19, 2021

Activist shareholder goes after Avantax parent Blucora in bid to shake up management | *Financial Planning* | March 17, 2021

Activist Investor Ancora Seeks Changes in Blucora Board | *Wealth Management* | March 17, 2021

Ancora Nominates Blucora Directors, Pushes for Tax Business Sale | *Bloomberg* | February 25, 2021

Ancora Nominates Directors at Wealth, Tax Adviser Blucora | *The Deal* | February 25, 2021

Ancora nominates 4 at Blucora | *Activist Insight* | February, 25 2021

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